EXHIBIT 99.1

LED Lighting, Maintenance and EV Charging Solutions Provider Orion

Reports FY 2023 Revenue of $77.4M and Reiterates FY 2024 30% Revenue Growth Outlook

Manitowoc, WI – June 6, 2023 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, maintenance services and electric vehicle (EV) charging station solutions, today reported results for its fiscal 2023 fourth quarter (Q4’23) and full year (FY 2023) ended March 31, 2023. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q4 Financial Summary				FY 2023 Financial Summary
$ in millions except per share figures	Q4’23	Q4’22	Change	FY 2023	FY 2022	Change
Revenue	$21.6	$22.1	($0.5)	$77.4	$124.4	($47.0)
Gross profit	$4.7	$5.3	($0.6)	$17.5	$33.9	($16.4)
Gross profit %	21.9%	23.8%	(190 bps)	22.6%	27.3%	(470 bps)
Net (loss) (1)(2)	($5.1)	($1.2)	($3.9)	($34.3)	$6.1	($40.3)
Net (loss) per share (1)(2)	($0.16)	($0.04)	($0.12)	($1.08)	$0.19	($1.27)
Adjusted EBITDA (3)	($1.6)	($0.4)	($1.2)	($7.6)	$9.7	($17.3)
Cash & cash equivalents	$16.0	$14.5	$1.5	$16.0	$14.5	$1.5

(1) Q4’23 Net Loss and net loss per share reflect a $2.5M Voltrek earnout accrual.

(2) FY 2023 Net Loss and net loss per share reflect a $17.8M non-cash charge to record a valuation allowance against Deferred Tax Assets and a $4.0M Voltrek earnout accrual.

(3) See Adjusted EBITDA reconciliation below.

Financial Highlights

•
As expected, FY 2023 revenue of $77.4M declined from $124.4M in FY 2022, due primarily to lower revenue from the company’s largest customer and a global online retailer, as well as from delays in the start of certain large LED retrofit projects, some of which commenced in Q4’23 and Q1’24.
•
Orion grew FY 2023 revenue outside of its largest customer and a global online retailer by approximately 11% versus FY 2022. This performance reflected progress in diversifying Orion’s customer base and revenues across its LED Lighting, electrical maintenance, and EV charging solutions businesses.
•
Maintenance services revenue rose 152% to $14.6M in FY 2023 versus $5.8M in FY 2022.
•
EV charging solutions contributed initial revenue of $6.3M in Orion’s FY 2023 second half, reflecting the Voltrek acquisition in the first week of Q3’23.
•
Orion’s FY 2023 net loss of ($34.3M), or ($1.08) per share, included a $17.8M non-cash tax charge to record a valuation allowance against Deferred Tax Assets and a $4.0M accrual for the earnout associated with the Voltrek acquisition.

•
Orion closed FY 2023 with $23.2M of financial liquidity, comprised of $16.0M of cash and cash equivalents and $7.2M available on its credit facility.

CEO Commentary

Orion CEO Mike Jenkins commented, “Orion finished FY 2023 with our strongest quarter of the year and as our FY 2024 outlook suggests, we believe our business is poised for solid growth in the coming quarters.

“We believe Orion is now well positioned with a more diversified base of solutions and customers. Demand is being driven by the substantial cost savings and environmental benefits we deliver, as well as our deep expertise and proven ability to deliver complex turnkey product and service solutions to enterprises with hundreds or even thousands of locations.

“Our customers are increasingly challenged by the growing complexity of integrating LED lighting, controls and Internet of Things solutions, pressing new demands for EV charging infrastructure, and the technical expertise required to integrate and maintain these electrical systems.

“Building off our core expertise in lighting and controls, over the last two years Orion has diversified its business to include electrical maintenance solutions – both preventative and reactive – and also expanded into the rapidly growing market for commercial EV charging solutions. We are working to build out the national capabilities of these new businesses, both of which we expect to play an important role in our growth in FY 2024 and years to come.

“Orion’s maintenance services are an ideal complement to our LED lighting and EV charging businesses that should provide a growing base of annual recurring service revenue, as we build out our customer and service network. Demand for EV charging solutions is growing rapidly as enterprises of all types work to assess their current and future needs. Our Voltrek acquisition is off to a very strong start as the business delivered revenue of $6.3M in the second half of FY 2023, easily outpacing our goal of $3-$5M. We anticipate very substantial growth at Voltrek over the next several years and are working to leverage Orion’s national service and project management capabilities and reach in order to provide turnkey EV charging solutions across the country. We are already in dialogue with a growing base of large national accounts and expect to see the initial benefit of our investments in the second half of FY 2024.

“In summary, Orion’s mission is to help our customers achieve their energy efficiency and environmental goals. We approach this mission with a customer for life commitment, rooted in the highest levels of product and service quality available in the markets we serve. Our now diverse business portfolio of LED lighting, lighting and electrical maintenance, and EV charging solutions positions us as a trusted solution provider to our customers.”

Business Outlook

•
Orion continues to expect FY 2024 revenue growth of 30% or more to approximately $100M, with a greater proportion of revenue expected in the second half.
•
Orion’s FY 2024 revenue guidance is based on approximately $34M in aggregate revenue expected from maintenance services and EV charging solutions and the balance from LED lighting products and solutions, including national account projects, ESCO partners and distribution channel sales.

Financial Results

Orion’s Q4’23 revenue was $21.6M compared to $22.1M in Q4’22 and $20.3M in Q3’23, in line with expected year-end project activity. FY 2023 revenue decreased to $77.4M versus $124.4M in FY 2022, due primarily to the expected year-over-year decrease in activity with Orion’s largest customer and a global online retailer, as well as delays in the activation of certain large LED lighting projects. Excluding Orion’s largest customer and a global online retailer, Orion was able to grow FY 2023 revenues from new and existing customers by $6.5M or 11% over FY 2022.

Gross profit was $4.7M in Q4’23, compared to $5.3M in Q4’22, and gross profit percentage was 21.9% in Q4’23 vs. 23.8% in Q4’22, principally due to changes in the product and services mix. FY 2023 Gross profit was $17.5M compared to $33.9M in FY 2022, primarily due to lower revenue and the impact of certain fixed costs on the gross profit percentage.

Total operating expenses increased to $9.6M in Q4’23 vs. $6.6M in Q4’22, primarily due to acquisition-related costs of $2.5M for earnout accrual and increased G&A expenses of $0.9M, reflecting the addition of Voltrek operations since Q3’22. Operating expenses were $33.5M in FY 2023, as compared to $25.5M in FY 2022, reflecting Voltrek acquisition costs of $4.8M, as well as higher G&A expenses (of $3.8M) related to Voltrek and Stay-Lite Lighting, which was acquired in Q4’22.

Orion reported a Q4’23 net loss of ($5.1M), or ($0.16) per share versus a Q4’22 net loss of ($1.2M), or ($0.04) per share, primarily reflecting higher operating expenses as discussed above. Orion reported a FY 2023 net loss of ($34.2M), or ($1.08) per share, versus FY 2022 net income of $6.1M, or $0.19 per share, reflecting a $17.8M non-cash valuation allowance charge against Deferred Tax Assets, as well as lower revenue and higher operating costs in FY 2023.

Balance Sheet and Cash Flow

Orion ended FY 2023 with $25.9M of working capital, including $16.0M of cash and cash equivalents and $18.2M of inventory. Orion’s year-end liquidity was $23.2M, including cash and $7.2M of availability on its credit facility. Orion had $10M of borrowings outstanding on its credit facility at year-end FY 2023.

Orion used cash of $2.3M in operating activities in FY 2023 with positive cash provided from operating activities in Q4’23, due to the timing of certain projects and strong cash receipts near fiscal year end. Orion plans to reduce LED lighting inventory by approximately [$5M] in the first half of FY 2024, reflecting a return to more normal supply chain conditions. Orion believes it is in good position to fund its operations and growth objectives across its business segments through FY 2024.

Webcast/Call Detail

Date / Time: Tuesday, June 6th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BIf70dbe2ab051455c9b10d19c39218029

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN.

Webcast / Replay: https://edge.media-server.com/mmc/p/zt4f6z4k

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.govor at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,
	2023	2022
Assets
Cash and cash equivalents	$15,992	$14,466
Accounts receivable, net	13,728	11,899
Revenue earned but not billed	1,320	2,421
Inventories, net	18,205	19,832
Prepaid expenses and other current assets	1,116	2,631
Total current assets	50,361	51,249
Property and equipment, net	10,470	11,466
Goodwill	1,484	350
Other intangible assets, net	6,004	2,404
Deferred tax assets	—	17,805
Other long-term assets	3,260	3,543
Total assets	$71,579	$86,817
Liabilities and Shareholders’ Equity
Accounts payable	$13,405	$9,855
Accrued expenses and other	10,552	8,427
Deferred revenue, current	480	76
Current maturities of long-term debt	17	16
Total current liabilities	24,454	18,374
Revolving credit facility	10,000	—
Long-term debt, less current maturities	3	19
Deferred revenue, long-term	489	564
Other long-term liabilities	3,384	2,760
Total liabilities	38,330	21,717
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 shares at March 31, 2023 and 2022; no shares issued and outstanding at March 31, 2023 and 2022	—	—
Common stock, no par value: Shares authorized: 200,000,000 at March 31, 2023 and 2022; shares issued: 41,767,092 and 40,570,909 at March 31, 2023 and 2022; shares outstanding: 32,295,408 and 31,097,872 at March 31, 2023 and 2022	—	—
Additional paid-in capital	160,907	158,419
Treasury stock: 9,471,684 and 9,473,037 common shares at March 31, 2023 and 2022	(36,237)	(36,239)
Retained deficit	(91,421)	(57,080)
Total shareholders’ equity	33,249	65,100
Total liabilities and shareholders’ equity	$71,579	$86,817

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Product revenue	$15,495	$13,629	$57,210	$91,889
Service revenue	6,134	8,429	20,173	32,494
Total revenue	21,629	22,058	77,383	124,383
Cost of product revenue	11,827	10,525	42,979	65,249
Cost of service revenue	5,061	6,280	16,893	25,222
Total cost of revenue	16,888	16,805	59,872	90,471
Gross profit	4,741	5,253	17,511	33,912
Operating expenses:
General and administrative	3,804	2,943	15,487	11,680
Acquisition related costs	2,425	334	4,765	512
Sales and marketing	2,871	2,834	11,392	11,628
Research and development	478	532	1,852	1,701
Total operating expenses	9,578	6,643	33,496	25,521
(Loss) income from operations	(4,837)	(1,390)	(15,985)	8,391
Other income (expense):
Other income	—	—	—	1
Interest expense	(242)	(21)	(339)	(80)
Amortization of debt issue costs	(26)	(16)	(73)	(62)
Interest income	34	—	34	—
Total other expense	(234)	(37)	(378)	(141)
(Loss) income before income tax	(5,071)	(1,427)	(16,363)	8,250
Income tax expense (benefit)	45	(247)	17,978	2,159
Net (loss) income	$(5,116)	$(1,180)	$(34,341)	$6,091
Basic net (loss) income per share attributable to common shareholders	$(0.16)	$(0.04)	$(1.08)	$0.20
Weighted-average common shares outstanding	32,293,937	31,084,710	31,703,712	31,018,356
Diluted net (loss) income per share	$(0.16)	$(0.04)	$(1.08)	$0.19
Weighted-average common shares and share equivalents outstanding	32,293,937	31,234,925	31,703,712	31,294,573

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended March 31,
	2023	2022
Operating activities
Net (loss) income	$(34,341)	$6,091
Adjustments to reconcile net income to net cash (used in)
operating activities:
Depreciation	1,369	1,327
Amortization of intangible assets	653	227
Stock-based compensation	1,612	813
Amortization of debt issue costs	73	62
Deferred income tax benefit	17,805	1,980
Loss (gain) on sale of property and equipment	27	(77)
Provision for inventory reserves	628	623
Provision for bad debts	65	10
Other	96	26
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(586)	4,407
Revenue earned but not billed	1,426	851
Inventories	1,879	(420)
Prepaid expenses and other assets	2,017	(888)
Accounts payable	2,372	(8,125)
Accrued expenses and other liabilities	2,285	(6,933)
Deferred revenue, current and long-term	329	(87)
Net cash (used in) operating activities	(2,291)	(113)
Investing activities
Cash to fund acquisitions, net of cash received	(5,600)	(4,012)
Cash paid for investment	—	(500)
Purchase of property and equipment	(586)	(518)
Additions to patents and licenses	(9)	(10)
Proceeds from sales of property, plant and equipment	—	122
Net cash used in investing activities	(6,195)	(4,918)
Financing activities
Payment of long-term debt	(15)	(14)
Proceeds from revolving credit facility	10,000	—
Payment of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	(2)	(5)
Debt issue costs	(29)	(4)
Net proceeds from employee equity exercises	58	127
Net cash provided by (used in) financing activities	10,012	104
Net increase (decrease) in cash and cash equivalents	1,526	(4,927)

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended			Twelve Months Ended
	March 31, 2023	Dec. 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022
Net (loss) income	$(5,116)	$(24,059)	$(1,180)	$(34,341)	$6,091
Interest	208	64	21	305	80
Taxes	45	19,391	(247)	17,978	2,159
Depreciation	395	311	391	1,369	1,327
Amortization of intangible assets	280	269	69	653	227
Amortization of debt issue costs	26	16	16	73	62
EBITDA	$(4,162)	$(4,008)	$(930)	$(13,963)	$9,946
Stock-based compensation	177	448	222	1,612	813
Payroll tax credit	—	—	—	—	(1,587)
Acquisition related expenses	2,425	1,993	334	4,765	512
Adjusted EBITDA	$(1,560)	$(1,567)	$(374)	$(7,586)	$9,684